Exhibit 99.1

FuelCell Energy Names J.H. England to Board of Directors

DANBURY, Conn. -- June 23, 2008 -- FuelCell Energy, Inc. (NasdaqNM: FCEL), a leading manufacturer of high efficiency ultra-clean power plants using renewable biogas and other fuels for commercial, industrial and utility customers, announced that J.H. (Herb) England has joined its Board of Directors.

Mr. England is currently an independent business consultant and the CEO and a director of Stahlman-England Irrigation Inc. and HEMS, LLC, an investment partnership. His appointment brings FuelCell Energy’s Board membership to 11.

Previously, Mr. England was Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billion public company, and served as the company’s CFO from 1990-1993. He started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry.

“Mr. England’s experience driving strategic growth in public companies and the insights he’s gained from key roles in the public sector are important complements to our Board’s current makeup,” said FuelCell Energy Chairman and CEO R. Daniel Brdar.

Mr. England is a current director of Enbridge, Inc. and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co. Ltd., and the St. Clair Paint and Wallpaper Corporation.

In addition to his private sector responsibilities Mr. England brings extensive experience from his work in and around government and advocacy organizations. He served as a member of Canada’s Agriculture, Food and Beverage Sectoral Advisory Committee for International Trade Negotiations (working on accords that included the Canada-U.S. Free Trade Agreement); Director of the U.S. Milk Industry Association; and several others.

About FuelCell Energy, Inc.
FuelCell Energy is the world leader in the development and production of stationary fuel cells for commercial, industrial, municipal and utility customers. FuelCell Energy’s ultra-clean and high efficiency DFC® fuel cells are generating power at over 40 locations worldwide. The company’s power plants have generated more than 200 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing as well as natural gas and other hydrocarbon fuels.

FuelCell Energy has partnerships with major power plant developers, trading companies and power companies around the world. The company also receives substantial funding from the US Department of Energy and other government agencies for the development of leading edge technologies such as hybrid fuel cell/turbine generators and solid oxide fuel cells. For more information please visit our website at www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Direct FuelCell, DFC, DFC/T and FuelCell Energy, Inc. are registered trademarks of FuelCell Energy, Inc. DFC-ERG is a trademark jointly owned by FuelCell Energy, Inc. and Enbridge, Inc.